UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 23, 2019

TEXAS MINERAL RESOURCES CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-53482	87-0294969
(Commission File Number)	(IRS Employer Identification No.)

539 El Paso St.
Sierra Blanca, TX 79851
(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code (915) 369-2133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TMRC	OTC QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Texas Mineral Resources Corp announced the extension of the expiration date of the 5-year Class A and Class B warrants originally issued on January 15, 2015.  The new expiration date has been extended from January 13, 2020 to December 7, 2020. As of the date hereof, there are issued and outstanding Class A warrants to purchase an aggregate of 3,083,236 shares of Company common stock at an exercise price of $0.35 per share, and Class B warrants to purchase an aggregate of 4,272,275 shares of Company common stock at an exercise price of $0.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS MINERAL RESOURCES CORP.

DATE: December 23, 2019	By:	/s/ Daniel E. Gorski
Daniel E. Gorski Chief Executive Officer